10.1 Trademark License Agreement, dated January 1, 2008, between Shandong
Xiangrui and Ruixing Group Co., Ltd.
Licensor (Party A): Ruixing Group Co., Ltd.
Licensee (Party B): Shandong Xiangrui Pharmacy Co., Ltd.
Whereas, the Licensor is the owner of the licensed trademark under the Agreement (the “Trademark”), the Licensee intends to obtain the license from the Licensor, the Licensor is willing to license the Trademark to the Licensee. In accordance with PRC Trademark Law and PRC Contract Law, the Parties through amicable negotiation entered into this Agreement:
I. The Definition
The licensed Trademark means the trademark with the registration number of 3481175, 4505548, and 4671028, owned by Party A, and licensed to Party B by Party A, the logo of the Trademark is .
The Licensed Area is mainland China.
II. Rights and Obligation
2.1 Representation and Warrants
Both parties represent and warrant as follows:
2.1.1
Party A represents it is the owner of the Trademark, has the right to sign the Agreement and license the Trademark to Party B. But Party A doesn’t warrants for the products or services provided by Party B.

2.1.2	Party B is lawfully established and legally existing, Party B has the right to sing the Agreement and perform the obligation under the Agreement;
2.1.3	The execution and performance of the Agreement by Party B:
1)	will not breach any provisions of its business license, agreements, articles of association, and other documents to which it is a party;
2)	will not breach any authorization of the government;

3)	will not breach any contracts to which Party B is a party;
4)	will not influence the ability of Party B to perform the Agreement, or any lawsuits or arbitration or legal proceedings.

2.2 The Result of Untrue Representation and Warrants
The party whose representations and warrants are materially untrue at the execution of the Agreement will be regarded as breach the Agreement.
2.3 The Result of Untrue Representation and Warrants
The term of the Agreement is January 1, 2008 to January 1, 2018.
2.4 The Licensed Trademark
2.4.1	Party A authorized Party B to use the Trademark in the licensed area in hits products or promotion. The license is common license.
2.4.2	Party B acknowledge Party A’s ownership to the Trademark, and will not harm Party A’s reputation and benefit in use of the Trademark.
2.4.3	Party A will deliver to Party B a full set of patterns of the Trademark after the Agreement takes effect.
2.4.4
Party B should not authorize the Trademark to the other party without Party A’s authorization. If Party B’s supplier would like to use the Trademark, Party B should submit the name of the supplier to Party A. Party A and Party B’s supplier will sign license agreement.

2.4.5	Party B should use the Trademark according to the Trademark Law and Party A’s direction, should not change the word and the patterns of the Trademark.
2.5 Quality Control
2.5.1	In the event that the product with the Trademark attached to is put into market, the sample of the product and the advertisement should submitted to Party A.
2.5.2
Party B should maintain the quality of the products using the Trademark, Party A has the right to supervise Party B in use of the Trademark. Party B should attach a description to the Trademark that such Trademark is authorized by Party A.

2.5.3
In the valid term of the Agreement, Party B should provide the product and advertisement to Party A timely at the request of Party A. If the product or the advertisement does not conform to Party A’s standard, Party A could order Party B to stop selling the product, and stop using such advertisements. Party B should make amendment to its product and advertisement and obtain Party A’s confirm before selling them again.

2.5.4	Party B should not misuse, abuse, infringe, or imitate the Trademark.

2.6 Fee
Party B could use the Trademark for free.
2.7 Infringe from other party
2.7.1	Party B should inform Party A in written if it knows something of infringement.
2.7.2	Party A has the right to decide whether to take legal action to infringement from other party.
2.7.3	The disputes concerning the quality of the product of Party B shall be responsible by Party B.
III. Termination of the Agreement
3.1	The Agreement shall expire at the expiration of the term.
3.2	Both parties could terminate the Agreement before the expiration of the term through written agreement.
3.3	Party A could inform Party B to terminate the Agreement if:

1)	If Party B is liquidated or passes valid liquidating measure;

2)	If the appointed trustee takes over Party B’s assets;

3)	If Party B goes bankruptcy, is forced to be merged or separated;

4)	If Party B materially breach the Agreement;
5)	If Party B materially breach the important obligation of the Agreement without making compensation to Party A;
6)	Other circumstances agreed by both parties.
3.4	The License terminates upon the termination of the Agreement.
3.5	Party B should revoke the Trademark at its own expense within 7 working days after the termination of the Agreement.
3.6	Party B should not use the Trademark in its promotion or selling of its product or service after the termination of the Agreement.
IV. Responsibility for Breach the Agreement
4.1	Party A represents and warrants the Trademark is lawful.
4.2	Party B shall use the Trademark according to prescription of laws, regulations and the Agreement, or Party B shall compensate any loss of Party A.

V. Miscellaneous:
5.1	The Agreement should not be explained that both parties have established partnership relationship.
5.2	The Agreement is effective to both parties and its successor.

5.3	The Agreement should only be revised through written documents signed by both parties.
5.4
If one party delays exercise the right under the Agreement, it shall not be considered as waiver of this right. If one party exercises part of the right, such party shall the chance to exercise the right in the future.

5.5	Party B shall not transfer or assign the Agreement wholly or partially without Party A’s written consent.
5.6	Certain clause under the Agreement is illegal or unenforceable, such clause shall cease to be enforced. But other clauses shall continue.
5.7
If one party is stopped, prevented or delayed to perform certain obligation under the Agreement by force majeure, the party shall be exempted from performing the obligation under the Agreement as long as the force majeure continues.

5.8
The attachment is part of the Agreement, and is the same effective as the clauses in the text under the Agreement. If the clauses herein is conflict with those clauses in the attachment, the clauses in the text shall prevail.

5.9	The Agreement is prepared in 3 originals; each party hold 1 original, the other original is for filing with the Trademark Office of the Administration of Industry and Commerce.
5.10
Solution for Disputes: Any dispute arising from the Agreement shall be amicably negotiated between the Parties; where no agreement is reach by such negotiation, the dispute shall be submitted to the court of Party A’s domicile.

Execution:
Licensor (Party A): Ruixing Group Co., Ltd.
Date: January 1, 2008
Licensee (Party B): Shandong Xiangrui Pharmacy Co., Ltd.
Date: January 1, 2008